UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2023

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34167	54-1817218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13595 Dulles Technology Drive
Herndon, Virginia 20171-3413
(Address of principal executive offices, including zip code)

(703) 984-8400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	PLUS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2023, the Compensation Committee of the Board of Directors of ePlus inc. (the “Company”) awarded long-term cash performance awards (“Cash Performance Awards”) and performance stock unit awards (“Performance Stock Units”) to each of the Company’s three named executive officers: (1) Mark P. Marron, the Company’s Chief Executive Officer and President; (2) Elaine D. Marion, the Company’s Chief Financial Officer; and (3) Darren S. Raiguel, the Company’s Chief Operating Officer. The Compensation Committee granted both the Cash Performance Awards and the Performance Stock Units under the Company’s 2021 Employee Long-Term Incentive Plan.

In February 2023, the Compensation Committee retained Pay Governance LLC (the “Compensation Consultant”) to conduct a survey (the “Pay Governance Survey”) of the Company’s executive compensation program and recommend appropriate changes for the 2024 fiscal year.  The Pay Governance Survey benchmarks the Company’s compensation practices as compared to the Company’s peer group, as disclosed in the Company’s 2023 Annual Proxy Statement, as filed with the Securities and Exchange Commission on July 25, 2023 (the “2023 Proxy Statement”). The Company’s general executive compensation program has historically included base salary, an annual cash incentive award, a long-term cash incentive award and restricted stock, as described in the 2023 Proxy Statement.

As a result of the Pay Governance Survey and based on the Compensation Consultant’s recommendations, the Company issued the Cash Performance Awards in line with the Company’s historic long-term cash incentive awards (though with certain updated terms as described below) and issued Performance Stock Units for the first time. The Cash Performance Awards and the Performance Stock Units are designed to align each executive’s total direct compensation with the long-term interests of the Company and its stockholders by further linking compensation to performance.

Cash Performance Awards

Mr. Marron, Ms. Marion and Mr. Raiguel were granted Cash Performance Awards with a target award amount of $275,000, $150,000 and $150,000, respectively.

The Cash Performance Awards represent the right to receive a cash lump sum, subject to the Company's achievement of certain performance goals set forth in the award agreement. The Cash Performance Awards will be earned based on the achievement of two performance goals as determined by the Compensation Committee at the end of a three-year performance period ending March 31, 2026.

The two categories of performance goals to be achieved during the performance period, which will be weighted at the end of the performance period, are as follows: (1) 50% of the Cash Performance Awards will be earned if the Company’s actual operating income meets a certain growth percentage over the performance period and (2) 50% of the Cash Performance Awards will be earned if the Company’s actual net sales meets a certain growth percentage over the performance period. The total potential Cash Performance Awards’ payments range from 0% to 150%, which can be met by one or both of the performance targets.

Performance Stock Units

Mr. Marron, Ms. Marion and Mr. Raiguel were granted Performance Stock Units in the amount of 8,173, 3,269 and 3,678, respectively.

The Performance Stock Units represent the right to receive a number of shares of the Company’s common stock on a one-to-one basis with the number of Performance Stock Units granted, subject to the Company's achievement of certain performance goals set forth in the award agreement. The Performance Stock Units will vest based on the achievement of three performance goals as determined by the Compensation Committee at the end of a three-year performance period ending March 31, 2026.

The three categories of performance goals to be achieved during the performance period, which will be weighted at the end of the performance period, are as follows: (1) 45% of the Performance Stock Units will be earned if the Company’s actual operating income meets a certain growth percentage over the performance period; (2) 45% of the Performance Stock Units will be earned if the Company’s actual net sales meets a certain growth percentage over the performance period ((1) and (2) together, the “Financial Metrics”); and (3) 10% of the Performance Stock Units will be earned if the Company achieves a threshold relative total shareholder return based on the Russell 2000 (the “Relative TSR Metric”). The total number of Performance Stock Units that vest range from 0% to 200% of the number of Performance Stock Units at the target level of achievement for one or more of the performance targets.

Termination of Service Under the Cash Performance Awards and Performance Stock Units

The Cash Performance Awards will only be earned, and the Performance Stock Units will only vest, upon the achievement of the performance goals as determined by the Compensation Committee at the end of the performance period, subject, in general, to the executive's continuous employment with the Company through the end of the performance period; provided, however, the Cash Performance Awards and the Performance Stock Units will: (1) in the event of the executive’s death or disability, be earned or vest at the performance target level; (2) in the event of the executive’s retirement, be earned or vest based upon the performance targets achieved as if the executive had remained employed until the end of the performance period, subject to certain criteria; and (3) in the event of a termination without cause or termination for good reason, a prorated portion based on days employed is earned or will vest based upon the performance targets achieved as if the executive had remained employed until the end of the performance period. Further, if a change in control of the Company occurs with no equivalent award granted and the executive is terminated for good reason or without cause within 24 months of the change in control, (1) the Cash Performance Awards will immediately be earned at the performance target level of achievement for both financial metric components; and (2) the Performance Stock Units will immediately vest at the performance target level of achievement for the Financial Metrics and at the greater of the performance target or actual level of achievement for the Relative TSR metric.

The Cash Performance Awards and the Performance Stock Units are subject to the terms and conditions of the award agreements evidencing the grants and the Company’s 2021 Employee Long-Term Incentive Plan. The foregoing summary of the Cash Performance Awards and the Performance Stock Units does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of Cash Performance Awards and the Performance Stock Units, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Form of Cash Performance Award Agreement

10.2	Form of Performance Stock Unit Award Notice and Award Agreement

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: November 22, 2023